Exhibit 99.1

Selected Financial Data

The financial information included in the following table has been derived from the audited consolidated financial statements for the periods indicated.  This information should be read together with our audited financial statements and Management’s Discussion and Analysis of Results of Operations included in Exhibit 99.2, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

On September 28, 1998, Excel Realty Trust, Inc. and New Plan Realty Trust (the “Trust”) consummated a merger.  Because the Trust had a fiscal year end of July 31 prior to the merger, the financial information included in the following table for periods prior to September 28, 1998 is based on a fiscal year end of July 31.  All of the financial information included in the following table for periods on or after September 28, 1998 relates to the company as a combined entity.  Immediately following the merger, we adopted a fiscal year end of December 31, beginning with a short fiscal year ending December 31, 1998.

(In thousands, except per share amounts)

					Five Months Ended December 31, 1998	Year Ended July 31, 1998

	Years Ended December 31,
	2002	2001	2000	1999
Statement of Income Data:
Rental revenues:
Rental income	$300,744	$229,635	$233,553	$239,241	$83,744	$117,616
Percentage rents	6,688	5,211	5,397	3,787	1,588	3,053
Expense reimbursements	82,226	61,226	54,380	52,988	21,065	30,839
Total rental revenues	389,658	296,072	293,330	296,016	106,397	151,508

Expenses:
Operating costs	67,704	47,877	45,031	44,944	16,527	24,824
Real estate and other taxes	46,515	33,126	33,906	30,734	10,643	16,562
Interest	93,259	78,534	87,313	77,545	25,619	33,757
Depreciation and amortization	65,191	51,301	49,243	48,376	16,275	20,288
Provision for doubtful accounts	8,938	5,687	4,320	4,543	1,678	2,260
Severance costs	—	896	4,945	8,497	—	—
General and administrative	17,875	10,306	7,469	6,626	2,101	2,754
Total expenses	299,482	227,727	232,227	221,265	72,843	100,445

Income before real estate sales, impairment of real estate, minority interest and other income and expenses	90,176	68,345	61,103	74,751	33,554	51,063
Other income and expenses:
Interest, dividend and other income	11,015	14,422	30,426	26,015	5,510	3,950
Equity participation in ERT	—	(4,313)	(17,867)	(3,169)	—	—
Equity in income of unconsolidated ventures	5,245	985	—	—	—	—
Foreign currency (loss) gain	(13)	(560)	(437)	674	—	—
Gain (loss) on sale of real estate	201	1,198	9,200	7,956	34	(41)
Impairment of real estate	(88,616)	(13,107)	(3,620)	—	—	—
Minority interest in income of consolidated partnership	(642)	(848)	(952)	(1,299)	(457)	—
Income from continuing operations	17,366	66,122	77,853	104,928	38,641	54,972

Discontinued operations:
Results of discontinued operations	22,803	37,128	45,228	44,585	17,164	35,601
Gain on sale of discontinued operations	100,838	1,912	—	—	—	—
Impairment of real estate held for sale	(18,945)	—	—	—	—	—
Income from discontinued operations	104,696	39,040	45,228	44,585	17,164	35,601

Net income	$122,062	$105,162	$123,081	$149,513	$55,805	$90,573

Net income available to common stock – basic	$108,036	$82,523	$100,446	$126,736	$48,891	$84,723
Net income available to common stock – diluted	$108,678	$83,371	$101,398	$128,035	$49,348	$84,723

Basic earnings per common share:
Earnings per share – continuing operations	$0.04	$0.50	$0.63	$0.93	$0.41	$0.83
Earnings per share - discontinued operations	1.10	0.45	0.52	0.50	0.22	0.60
Basic earnings per common share	$1.14	$0.95	$1.15	$1.43	$0.63	$1.43

Diluted earnings per common share:
Earnings per share - continuing operations	$0.04	$0.50	$0.63	$0.93	$0.40	$0.82
Earnings per share - discontinued operations	1.09	0.44	0.51	0.49	0.22	0.60
Diluted earnings per common share	$1.13	$0.94	$1.14	$1.42	$0.62	$1.42

Average shares outstanding - basic	95,119	87,241	87,608	88,662	77,481	59,365
Average shares outstanding - diluted	96,552	88,799	88,951	90,440	79,396	59,774

Other Data:
Distributions per common share	$1.650	$1.650	$1.650	$1.625	$0.678	$1.475

Balance Sheet Data as of the End of Each Period:
Net real estate	$3,269,476	$2,413,891	$2,233,993	$2,318,072	$2,318,001	$977,614
Total assets	3,515,279	2,622,866	2,894,431	2,953,141	2,896,568	1,386,831
Long term debt, net (1)	1,713,476	949,684	1,185,545	1,193,100	1,077,920	576,888
Total liabilities	1,902,996	1,107,361	1,314,912	1,316,522	1,158,321	619,998
Minority interest in consolidated partnership	39,434	22,267	23,909	25,100	40,651	—
Total stockholders’ equity	1,572,849	1,493,238	1,555,610	1,611,519	1,662,242	766,833

(1)  Long-term debt includes mortgage loans, notes payable, net (including notes payable, other) and credit facilities.